UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LIBERTY ALL-STAR EQUITY FUND
(Name of Registrant as Specified In Its Charter)

ALPS FUND SERVICES, INC. Attn: Tane Tyler 1290 Broadway, Suite 1100 Denver, Colorado 80203
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY ALL-STAR® EQUITY FUND
1290 BROADWAY, SUITE 1100
DENVER, COLORADO 80203

April 16, 2010

Dear Shareholder:

Recently we sent you proxy material regarding the Annual Meeting of Shareholders for the Liberty All-Star® Equity Fund to take place on Thursday, April 29, 2010. Our records indicate that we have not received your vote for the matters set forth on the accompanying proxy card. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the additional time and cost required to adjourn the Meeting.

As one of our larger shareholders, it is very important that your vote be received before the Meeting on April 29th. We request that you please take a moment now and cast your vote so that your shares may be represented.

We thank you for taking the time to carefully consider the proposals, and appreciate your vote and continued support for the Liberty All-Star Equity Fund.

VOTING ONLY TAKES A MINUTE! Another copy of your ballot(s) has been enclosed for your convenience. Should you have any questions regarding the meeting agendas please call the toll-free proxy information number 1-800-499-7619 Extension 612. The following voting options have been established so that you may easily cast your vote:

1.	Vote by Touch-tone Phone. You may cast your vote anytime by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and enter your control number found on the enclosed proxy card.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Again, please do not hesitate to call toll-free 1-800-499-7619 if you have any questions regarding this matter.  If you have voted since the mailing of this letter, we apologize for the follow-up mailing and thank you for your participation.

THANK YOU IN ADVANCE FOR YOUR PARTICIPATION!

LIBERTY ALL-STAR® EQUITY FUND
1290 BROADWAY, SUITE 1100
DENVER, COLORADO 80203

April 16, 2010

Dear Shareholder:

Recently we sent you proxy material regarding the Annual Meeting of Shareholders for the Liberty All-Star® Equity Fund to take place on Thursday, April 29, 2010. Our records indicate that we have not received your vote for the matters set forth on the accompanying proxy card. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid the additional time and cost required to adjourn the Meeting.

As one of our larger shareholders, it is very important that your vote be received before the Meeting on April 29th. We request that you please take a moment now and cast your vote so that your shares may be represented.

We thank you for taking the time to carefully consider the proposals, and appreciate your vote and continued support for the Liberty All-Star Equity Fund.

VOTING ONLY TAKES A MINUTE! Another copy of your ballot(s) has been enclosed for your convenience. Should you have any questions regarding the meeting agendas or to vote your shares by phone, please call the toll-free proxy information number 1-800-499-7619. The following voting options have been established so that you may easily cast your vote:

1.	Vote by Phone. Simply dial toll-free 1-800-499-7619. Please have your control number found on the enclosed proxy card available at the time of the call.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto www.proxyonline.com and enter your control number found on the enclosed proxy card.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Again, please do not hesitate to call toll-free 1-800-499-7619 if you have any questions regarding this matter. If you have voted since the mailing of this letter, we apologize for the follow-up mailing and thank you for your participation. As the date of the Meeting gets closer and if we still have not received your proxy, you may receive a call from The Altman Group, the Fund’s proxy solicitor, reminding you to exercise your right to vote.

THANK YOU IN ADVANCE FOR YOUR PARTICIPATION!